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                              OFFICERS CERTIFICATE
                        PURSUANT TO SECTIONS 102 AND 301
                                OF THE INDENTURE



          The undersigned, Boh A. Dickey and Rodney A. Pierson, do hereby certify that they are the duly appointed and acting Executive Vice President and Chief Financial Officer and the Senior Vice President, Controller and Secretary, respectively, of SAFECO CORPORATION, a Washington corporation (the "Company"). Each of the undersigned also hereby certifies, pursuant to, Sections 102 and 301 of the Indenture, dated as of March 1, 1995 (the" Indenture"), among the Company, SAFECO Credit Company, Inc. and The Chase Manhattan Bank, N.A., as Trustee, that:

          A. There has been established pursuant to resolutions duly adopted by the Board of Directors of the Company (a copy of such resolutions being attached hereto as Exhibit B) a series of Securities (as that term is defined in the Indenture) to be issued under the Indenture, with the following terms:

          1. The title of the Securities of the series is "7-7/8% Notes due April 1, 2005" (the "Notes").

          2. The limit upon the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Notes pursuant to Sections 304, 305, 306, 906 or 1106 of the Indenture) is $200,000,000.

          3. The date on which the principal of the Notes is payable, unless accelerated pursuant to the Indenture, shall be April 1, 2005.

          4. Interest on the Notes shall be payable to the persons in whose name the Notes are registered at the close of business on the Regular Record Date (as defined in the Indenture) for such interest payment, except that interest payable on April 1, 2005 shall be payable to the persons to whom principal is payable on such date.

          5. The rate at which each of the Notes shall bear interest shall be 7-7/8% per annum. The date from which interest shall accrue for each of the Notes shall be March 29, 1995. The Interest Payment Dates on which interest on the Notes shall be payable are April 1 and October 1, commencing October 1, 1995. The Regular Record Dates for the interest payable on the Notes on any Interest Payment Date shall be the March 15 and September 15, as the case may be, immediately preceding such Interest Payment Date.


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          6.   So long as the Depository (as identified below) continues to make its Same-Day Funds Settlement System available to the Company, all payments of principal and interest will be made in immediately available funds to the account designated by the Depository. If the Depository's Same-Day Funds Settlement System is no longer available to the Company, the place or places where the principal of and interest on the Notes shall be payable is the Corporate Trust Office of the Trustee, provided that payment of interest, other than at Stated Maturity (as defined in the Indenture), may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear in the Securities Register (as defined in the Indenture).

          7. The Notes will not be redeemable by the Company prior to April 1, 2003. On and after that date, the Notes may be redeemed at the option of the Company, as a whole or in part, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at his or her address appearing on the Securities Register, at a price of 100% of the principal amount of the Notes redeemed plus accrued interest to the date fixed for redemption.

          8.   There are no sinking fund or analogous provisions.

          9. The Notes shall be issued in fully registered form in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

          10. The principal amount of the Notes shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 502 of the Indenture.

          11. The Notes shall be issued in the form of one Global Securities. The Depositary for the Notes shall be The Depository Trust Company.

          B.   The form of the Note is attached hereto as Exhibit A.

          C. The Trustee is appointed as Paying Agent (as defined in the Indenture).

          D. The foregoing form and terms of the Notes have been established in conformity with the provisions of the Indenture.

          E. The undersigned has read the provisions of Sections 301 and 303 of the Indenture and the definitions relating thereto and the resolution adopted by the Board of Directors of the Company and delivered herewith. In the opinion of the undersigned, he or she has made such examination or


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investigation as is necessary to enable him or her to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the establishment, authentication and delivery of a series of Securities under the Indenture, designated as the Notes in this Certificate, in the form attached hereto and with the terms set forth in this Certificate, have been complied with. In the opinion of the undersigned, all such conditions precedent have been complied with.

          F. The undersigned Secretary, by execution of this Certificate, hereby certifies the actions taken by the Board of Directors of the Company in determining and setting the specific terms of the Notes, and hereby further certifies that attached hereto as Exhibits A and B, respectively, are the form of certificate representing the Notes as duly approved by the Board of Directors of the Company and a copy of resolutions duly adopted by the Board of Directors of the Company on February 2, 1994, pursuant to which the terms of the Notes set forth above have been established.

          IN WITNESS WHEREOF, the undersigned have hereunto executed this Certificate as of the 29th day of March, 1995.


                                           /s/ Boh A. Dickey
                                          -----------------------------------
                                          Boh A. Dickey
                                          Executive Vice President
                                          and Chief Financial Officer


                                          /s/ Rodney A. Pierson
                                          -------------------------------------
                                          Rodney A. Pierson
                                          Senior Vice President,
                                          Controller and Secretary


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